SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2008

POLONIA BANCORP
(Exact Name of Registrant as Specified in Its Charter)

United States	0- 52267	41-2224099
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania 19006
(Address of principal executive offices) (Zip Code)

(215) 938-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

On September 15, 2008, management of Polonia Bancorp (the “Company”) determined and announced that in connection with the actions taken by the United States Treasury Department and the Federal Housing Finance Agency on September 7, 2008 with respect to the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Company expects to record an additional non-cash other-than-temporary impairment charge to earnings in the third quarter for its investments in perpetual preferred securities issued by Freddie Mac. The Company’s investments in Freddie Mac are included in securities available for sale at a cost of $430,000. In the event that the Company was required to write off this entire investment, and was not able to record a tax benefit for the loss, capital levels for Polonia Bank would still exceed the minimum required to be considered well-capitalized.

 For more information, reference is made to the Company’s press release dated September 15, 2008, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is furnished herewith:

Exhibit 99.1 Press Release dated September 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 16, 2008	By: /s/ Paul D. Rutkowski
Paul D. Rutkowski
Chief Financial Officer and Treasurer